EXHIBIT 99.1



FOR  IMMEDIATE  RELEASE
-----------------------


                     ELECTRONIC CLEARING HOUSE (ECHO) HIRES
                            STEVEN SMITH AS NEW CIO

CAMARILLO,  CALIF.,  NOVEMBER 9, 2004 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, announced today that Steven Smith has joined the Company on November 4, 2004 as new Chief Information Officer.

Steven Smith brings over 22 years of IT and Business Transformation experience to ECHO. Prior to joining ECHO, Steve was VP of Engineering for Digital Insight (a financial services ASP providing Internet banking, bill payment, cash management and loan origination capabilities to over 1,500 financial institutions across North America), where he was accountable for all product development. Steve has 11 years product development experience with financial, supply chain and telecom systems. Steve also brings 11 years of global experience with Ernst & Young / CAP Gemini, where, as a Partner, he led enterprise system implementation efforts for Fortune 500 corporations across North America, South America, Asia and Europe. Steve holds a B.A. degree in Computer Science from The University of Texas in Austin.

"I believe Steve's experience managing multiple development platforms and his strong technical expertise will serve ECHO well as we finalize several key initiatives in both our credit card and check processing environments," said Joel Barry, CEO and Chairman of ECHO. "Steve will assume responsibility for all software development, data center operations, quality assurance programs and systems design. We think his contribution to ECHO's continuing success in these areas will be both immediate and significant."

"I am very pleased to be joining ECHO at this exciting stage in the Company's development," said Steven Smith. "With my background at the nexus of technology and financial services, I fully understand both the challenges and the opportunities of the position. I am certain that my experience will make a positive contribution to ECHO's continued growth and the reinforcement of its market leadership role."

Mr. Smith succeeds Alex Seltzer, the Company's Chief Operating Officer and Chief Information Officer, with respect to information technology duties previously performed by Mr. Seltzer, and joins ECHO as a result of Mr. Seltzer's decision to pursue other business interests. Mr. Seltzer will continue providing services to ECHO through December 31, 2004, the effective date of his resignation. ECHO does not currently anticipate hiring a new Chief Operating Officer.

ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)
ECHO  (www.echo-inc.com)  provides a complete solution to the payment processing
       ----------------
needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, and check collection.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements included in this press release include, but are not limited to, statements regarding ECHO's ability to continue successfully with respect to its software development, data center operations, quality assurance programs and systems design efforts. Potential risks and uncertainties that may cause actual results to differ materially include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


CONTACT:
--------
Donna Rehman, Corporate Secretary  Crocker Coulson, Partner
(800) 262-3246, ext. 8533          CCG Investor Relations
Electronic Clearing House, Inc.    818-789-0100
Camarillo, CA                      e-mail: crocker.coulson@ccgir.com
URL:http://www.echo-inc.com                -------------------------
---------------------------
E-MAIL:corp@echo-inc.com
       -----------------